UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2007

ENCORE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-33598	76-0655696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nine Greenway Plaza, Suite 1000

Houston, Texas 77046

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (713) 787-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 6, 2007, the board of directors of Encore Bancshares, Inc. (the “Company”) and the board of directors of Encore Bank, N.A, a national banking association and wholly-owned subsidiary of the Company (the “Bank”), authorized the entry into indemnity agreements, the forms of which are attached hereto as Exhibits 10.1 and 10.2, respectively (each, an “Indemnity Agreement”), with each of the following directors of the Company and the Bank: James S. D’Agostino, Jr., G. Walter Christopherson, Charles W. Jenness, John Bryan King, Walter M. Mischer, Jr., Edwin E. Smith, Eugene H. Vaughan, David E. Warden, Steven A. Webster and Randa Duncan Williams.

Each Indemnity Agreement provides that the Company or the Bank, as the case may be, will indemnify the applicable director against any and all liabilities asserted against the applicable director to the fullest extent permitted by the Texas Business Corporation Act and any other law (including statutory laws and laws established by judicial decision) of the State of Texas, subject, however, to 12 U.S.C. § 1828(k) and the rules and regulations promulgated thereunder, which provides that the Federal Deposit Insurance Corporation may prohibit or limit an indemnification payment to an institution-affiliated party under certain circumstances. Each Indemnity Agreement also establishes guidelines as to the defense and settlement of claims by the parties.

The above summary of the Indemnity Agreements is qualified in its entirety by reference to the full text of the form of Indemnity Agreements attached as Exhibits 10.1 and 10.2 to this current report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following are filed as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
10.1	Form of Indemnity Agreement with directors of Encore Bancshares, Inc.

10.2	Form of Indemnity Agreement with directors of Encore Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE BANCSHARES, INC.
(Registrant)

Dated: December 7, 2007	By:	/s/ James S. D’Agostino, Jr.
James S. D’Agostino, Jr.
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Form of Indemnity Agreement with directors of Encore Bancshares, Inc.

10.2	Form of Indemnity Agreement with directors of Encore Bank, N.A.